Exhibit 32

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of GeoBio Energy, Inc., a Colorado corporation (the "Company"), on Form 10-QSB for the period ended December 31, 2007, as filed with the Securities and Exchange Commission (the "Report"), David Otto, Chief Executive Officer and Principal Financial Officer of the Company,  does hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ David M. Otto
By: David M. Otto
Its: Principal Executive Officer

/s/ David M. Otto
By: David M. Otto
Its: Principal Financial Officer

February 19, 2008

[A signed original of this written statement required by Section 906 has been provided to Better Biodiesel, Inc. and will be retained by it and furnished to the Securities and Exchange Commission or its staff upon request.]